[FONIX LETTERHEAD]

February ___, 2009

James Jiang
21 West Coast Cres, #09-06
Singapore, 128045

Haim Shafrir
9 Ousishkin Street, Ramat hasharon
P.O. Box 16536
Tel Aviv, Israel

Michael Iechel Wigderhaus
18 b’ Rupin St.
Tel-Aviv, Israel 63457

Rafael Mandelman
471 Links Drive
East Oceanside, NY 11572

Adam Goldberg
330 16th Street
Brooklyn, New York 11215

Re:	Change in Control of G-Soft Limited, G-Soft, Inc. and Shanghai Gaozhi Software System Limited

Gentlemen:

Reference is hereby made to the Exchange Agreement, as amended by the First Amendment on December 9, 2008, by and among Fonix Corporation, Fonix GS Acquisition Corporation, Inc, Southridge, LLC, G-Soft Limited, and all of the legal owners of G-Soft Limited (the “Exchange Agreement”), the Contribution Agreement, as amended on December 9, 2008, by and between G-Soft Limited and G-Soft, Inc. (the “Contribution Agreement”) and the Equity Interest Purchase Agreement, as amended on December 9, 2008 (the “ Equity Purchase Agreement”, collectively with the Exchange Agreement and Contribution Agreement, the “Agreements”) by and among the legal owners of Shanghai Gaozhi Software System Limited (the “Company”, together with G-Soft Limited and G-Soft, Inc., the “Companies”), and G-Soft, Inc.  Capitalized terms used but not defined herein shall have the meaning given them in the Agreements.

Upon closing the Agreements, as amended, and the related transactions, Fonix Corporation (“Fonix”) will be the ultimate parent of the Companies. In connection with the closing of the Agreements and related transactions, the parties have agreed to the following:

1.           Resignation of Directors and Officers.  In accordance with the Agreements, all directors and officers of the Companies (the “Representatives”) shall resign their respective positions with the Companies.  Notwithstanding this Section 1, James Jiang shall serve as the general manager (the “General Manager”) of the Company pursuant to the terms of his current employment agreement with the Company.

Side Letter Agreement

2.           Disbursements.  The Representatives agree that as of the date of this Side Letter Agreement they will forebear from making disbursements from any account of the Companies, and that they will not cause or permit any officer, director, agent, employee or other individual to make any distribution from the Companies’ accounts.  Nothing in this Section 2 shall prohibit the Escrow Agent from making disbursements from the Current Account in accordance with Section 11 below.

3.           Operating Activities.  The Representatives agree that they will forebear from representing the Companies in any transaction during the period of time necessary to replace them and appoint new representatives of the Companies.  Furthermore, prior to the replacement of the Representatives, the Representatives will consult with Roger Dudley prior to making any decisions with respect to the Companies, operational or otherwise.

4.           Appointment of Directors.  Within ninety (90) days (the “Appointment Period”) of this Side Letter Agreement, Fonix and its advisors shall appoint independent directors to join the current board of Fonix (the “Board of Directors”).  James Jiang shall be appointed as a director of the Company in addition to such other individuals that will be appointed.  It is further the intent of the parties to maintain continuity of management of the Company for a period of twenty-four (24) months (the “Management Period”) from the date of this Side Letter Agreement.  In the event the Board of Directors is not appointed within the Appointment Period, each of the Appointment Period and Management Period shall be extended by consecutive ninety (90) day periods (the “Extension Period”) until the Board of Directors is appointed.  The maximum Extension Period shall be twelve (12) months and the Management Period shall in no event extend beyond thirty-six (36) months from the date of this Side Letter Agreement.

5.           Control of the Companies.  As of the date of this Side Letter Agreement, Fonix, or such representatives as Fonix shall elect, shall have management and control of the Companies in the same manner as Fonix will have after all delivery of the Government Documents (as defined  in Section 6 below).

6.           Government Documents.  The Representatives shall deliver all government business licenses/certificates, stock certificates and change of Legal Representative and board of director certificates within thirty (30) days of execution of this Side Letter Agreement (collectively, the “Government Documents”).

7.           Applications.  Within five (5) days of this Side Letter Agreement, the Representatives will stamp all required applications with the required company/accounting/individual chops and deliver the applications to Hua Ning (the Agent) to complete the change of Legal Representative and board of directors for the Companies.

8.           Company Records.  Within five (5) days of this Side Letter Agreement, the Representatives will provide Fonix and its representatives access to: (i) all change of control documents between the Company and G-Soft, Inc to be confirmed as adequate by Hua Ning; and (2) all of the Companies’ files, including but not limited to human resource files, and any other files located at the Companies’ offices or with their legal counsel.

Side Letter Agreement

9.           Business Plan. Based on the Company business plan (the “Business Plan”) previously provided by the General Manager to Fonix, the General Manager will provide Fonix a “sales pipeline” schedule setting forth each customer contract, expected cash revenue that supports the  Business Plan and the estimated cash requirement (above the normal working capital) to close and install the customer contracts.

10.           Employment Agreements.  The Representatives represent and warrant that: (i) all officers and employees of the Company are employed pursuant to the Company’s standard employment agreement (“Employment Agreement”) in the form attached hereto as Exhibit A; (ii) the Employment Agreement is in full compliance with the standard Chinese labor law contract attached hereto as Exhibit B; and (iii) no employee, officer or director of the Company has any other employment contract, whether oral or written, other than the Employment Agreement.

11.           Additional Closing Documents.  Within five (5) business days (as such term is defined under Hong Kong law and standards) from the date of this Side Letter Agreement, Representatives agree to provide the documents listed on Exhibit C hereto.

12.           Current Bank Account.  The Escrow Agent, as defined by that certain Escrow Agreement (the “Escrow Agreement”), will retain access and control of the current bank account of G-Soft, Inc. (the “Current Account”).  The Current Account shall be used to facilitate the Registered Capital Requirement, as defined below, and the payments required by the Contribution Agreement and Equity Interest Purchase Agreement. More specifically, a minimum of Eight Hundred Thousand Dollars ($800,000) from the proceeds of the sale of Fonix Securities shall be deposited in the Current Account and shall remain in the Current Account until Fonix and Escrow Agent receive confirmation from the relevant government body that the proceeds have been deposited into the Current Account in satisfaction of the registered capital requirement (the “Registered Capital Requirement”).  Upon satisfaction of the Registered Capital Requirement, the Escrow Agent shall disburse any proceeds in the Current Account in accordance with the Contribution Agreement and Equity Interest Purchase Agreement.

13.           New Bank Account.  Upon receipt of the Government Documents, Fonix will open an additional bank account for G-Soft, Inc. (the “New Account”).  The New Account will be the operating account for G-Soft, Inc. and Fonix, or its designee, will have absolute control and signing authority for the New Account.

14.           Closing Payment.  Within five (5) days of completion of Sections 1 through 3, and 5 through 11 above, including without limitation, delivery of the Government Documents to Fonix, Fonix or the Escrow Agent, as applicable, shall cause G-Soft, Inc. to pay Shanghai Gaozhi Technology Development Limited and Liu Zhi Ming, to be divided between them as they determine, Four Hundred Thousand Dollars ($400,000) as required by the Equity Purchase Agreement, as amended, (the “Closing Payment”).

Side Letter Agreement

15.           Cash Balances. During the first twelve (12) months following this Side Letter Agreement, Fonix shall use reasonable commercial efforts to use all cash balances of the Company for working capital related to public and corporate accounting, Chinese statutory and tax reporting requirements and disclosures for the benefit of all consolidated financial purposes.  For the avoidance of doubt, it is intended that Fonix, as the ultimate parent of the Company, shall continue to provide sufficient capital resources to the Company for continued growth of the Company for a period of at least twenty-four (24) months.

16.           Mo.Vii.com License Agreement.  Fonix GS Acquisition Corporation, Inc., hereby waives the condition to its obligation to close set forth in Section 6.1(o) of the Exchange Agreement.  In exchange for the waiver set forth in this Section 15, the Representatives, including the General Manager, shall secure an agreement (the “MoVii License Agreement”) on behalf of the Company within twelve (12) months from the date of this Side Letter Agreement on terms satisfactory to Fonix, between the Company and Gaozhi Science and Technology Development, Ltd. pursuant to which the Company shall have the rights to market, sell and license the “MoVii.com” technology outside of China and Gaozhi Science and Technology Development, Ltd. shall have paid the Company for its software development services.

This Side Letter Agreement is governed by the laws of the State of Delaware without regard to its conflict of law provisions.  This Side Letter Agreement may not be modified or amended in any manner other than by an instrument in writing signed by the parties hereto, or their respective successors or assigns.  This Side Letter Agreement may be executed in one or more facsimile counterparts, all of which documents shall be considered one and the same document.

If the foregoing meets with your approval, kindly countersign this letter below to indicate your acceptance and agreement to its terms.

Very truly yours,

FONIX GS ACQUISITION CORPORATION, INC., a Delaware Corporation

Roger D. Dudley, President

Agreed and accepted as of the date first above written:

James Jiang

Side Letter Agreement

Haim Shafrir

Michael Wigderhaus

Rafael Mandelman

Adam Goldberg

Side Letter Agreement

Exhibit A
Gaozhisoft Standard Employment Agreement – See attached PDF file

Side Letter Agreement

Exhibit B
Chinese Labor Law Contract – See attached PDF file

Side Letter Agreement

Exhibit C
Additional Closing Documents

1.	Executed Side Letter

2.	G-Soft Limited Business Certificate evidencing Fonix GS Acquisition Corporation, Inc, as owner

3.	G-Soft Limited Stock Certificate issued to Fonix GS Acquisition Corporation, Inc,

4.	G-Soft, Inc. Business Certificate evidencing G-Soft Limited as owner

5.	GaozhiSoft Business Certificate evidencing G-Soft, Inc. as owner

6.	G-Soft, Inc. Board Resignations from Rafael Mandelman and James Jiang

7.	G-Soft, Inc. change of board and legal representative documents filed with government

8.	Disclosure Schedules to the Exchange Agreement

9.	Office Lease Agreement for the Company